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                                                                   Exhibit 10.32

                   [LETTERHEAD OF ASTEA INTERNATIONAL INC.]

November 6, 1993

Mr. Leonard W. von Vital
[ADDRESS REDACTED]

Personal & Confidential

Dear Len:

On behalf of ASTEA International Inc. ("ASTEA"), I am pleased to offer you the position of Vice President and Chief Financial Officer. In this capacity, you will be responsible for numerous activities, including, but not limited to, the following:

      * All accounting matters, including internal control, and policies and procedures.
      * MIS.
      * Assist the CEO with acquisitions.
      * Interface with external auditors.
      * Human Resources.
      * Additional duties and responsibilities include direct supervision, management, training and development of staff, operations interface, etc.

General terms and conditions of your employment with ASTEA will be as follows:

      * Start Date:  Thursday, November 11, 1993.
      * Reporting Relationship:  As CFO, you will report directly to the CEO.
      * Initial Salary:  Your initial salary is $95,000 annually.
      * Insurance Benefits: You are entitled to the benefits in effect for the Company.
      * Vacation: You are entitled to two (2) weeks vacation during your first year of employment, three (3) weeks in the second year and follow Company policy thereafter.
      * Holidays:  Follow Company policy.
        Bonus Program: You are eligible for a bonus of 10%-60% of your base salary based on achievement of defined business plan objectives.
        Stock Option Plan: You are eligible to participate in the Stock Option Plan in whatever form designed for the senior management at an amount commensurate with the responsibility of Chief Financial Officer.
      * Termination: If your employment by the Company is involuntarily terminated without cause (other than by a reason of death or disability), ASTEA will pay to you, during the 6 month period commencing with the month following the month in which your employment is terminated an aggregate amount equal to the amount of your then current annual base salary, payable in accordance with the Company's payroll cycle. If you shall become employed by another organization at any time during the twelve (12) month period, then during the remainder of the period, each payment shall be reduced to one-half the amount otherwise so payable (and the total shall be reduced accordingly).

If the foregoing is satisfactory, please, intending to be legally bound, sign both copies of this agreement and return one copy, whereupon this letter shall become a binding agreement between us.

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                                   ASTEA International Inc.


                                   By: /s/ Zack B. Bergreen
                                      -----------------------
                                       Zack Bergreen
                                       CEO

Agreed and accepted

By: /s/ Len von Vital
   ---------------------
    Len von Vital



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